UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2007

Timberline Resources Corporation

 (Exact Name of Registrant as Specified in Charter)

Idaho

(State or Other Jurisdiction of Incorporation)

000-51549 (Commission File Number)	82-0291227 (IRS Employer Identification No.)

101 East Lakeside Avenue

Coeur D’Alene, Idaho 83814

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   (208) 664-4859

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On November 7, 2007, the Registrant issued a press release announcing the preliminary fourth quarter revenue figures for its wholly-owned subsidiary, Kettle Drilling, Inc.  The press release is attached hereto as  Exhibit 99.1.

Item 5.02 Appointment of Director; Compensatory Arrangement of Certain Officers

On November 9, 2007, pursuant to the Registrant’s bylaws, the Registrant’s Board of Directors appointed as a director to the Company Mr. Ron Guill.  Mr. Guill has been appointed to the Registrant’s compensation committee and the Registrant’s corporate governance and nominating committee.

Mr. Guill, 59, is the founder, owner and general manager of Small Mine Development.  Founded in 1982, Small Mine Development is one of the largest underground mine contractors in the United States.  Mr. Guill has expertise in executive management, underground mining, and mine development.  Mr. Guill has also served as trustee for the Northwest Mining Association.  Mr. Guill holds a degree in Mining Engineering from the Mackay School of Mines at the University of Nevada.

Mr. Guill is not related by blood or marriage to any of the Company’s directors or executive officers or any persons nominated by the Company to become directors or executive officers.  In the last fiscal year, the Company has not engaged in any transaction in which Mr. Guill or a person related to Mr. Guill had a direct or indirect material interest.

Item 7.01.  Regulation FD

The Registrant issued a press release on November 7, 2007, announcing preliminary fourth quarter revenue figures for the Registrant’s wholly-owned subsidiary, Kettle Drilling, Inc.

The Registrant issued a press release on November 9, 2007, announcing the appointment of Mr. Guill as a director to the Company.

Item 9.01.  Financial Statements and Exhibits

99.1

Press release dated November 7, 2007

99.2

Press release dated November 9, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Timberline Resources Corporation
(Registrant)

Dated: November 12, 2007	By: /s/ Randal Hardy
Randal Hardy Chief Executive Officer